STEPSTONE GROUP REPORTS SECOND QUARTER FISCAL 2021 RESULTS
NEW YORK, November 10, 2020 – StepStone Group Inc. (Nasdaq: STEP), a global private markets investment firm focused on providing customized investment solutions and advisory and data services, today reported results for the second fiscal quarter ended September 30, 2020. StepStone completed an initial public offering of its Class A common stock on September 18, 2020.
StepStone Co-CEO Scott Hart commented, “We are very excited by our strong results for our second fiscal quarter. We were also pleased to complete our successful transition to a public company during the quarter. I would like to thank all StepStone employees for their continued passion, commitment and hard work in supporting our journey. Looking ahead, we remain committed to leveraging the firm’s integrated platform to provide clients with customized portfolios across asset classes and geographies. Furthermore, we believe our approach, that leverages our proprietary data and technology, provides a durable competitive advantage to drive long-term value for our limited partners and shareholders.”
StepStone issued a full detailed presentation of its second quarter fiscal 2021 results, which can be accessed by clicking here.
Webcast and Earnings Conference Call
Management will host a webcast and conference call on Tuesday, November 10, 2020 at 5:00 pm ET to discuss the Company’s results for the second fiscal quarter ended September 30, 2020. The conference call will also be made available in the Shareholders section of the Company's website at https://shareholders.stepstonegroup.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register.
The conference call can be accessed by dialing 1-877-407-0784 (United States) or 1-201-689-8560 (international).
A replay of the call will also be available on the Company's website approximately two hours after the live call through November 24, 2020. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay pin number is 13712383. The replay can also be accessed on the shareholders section of the Company's website at https://shareholders.stepstonegroup.com/.
About StepStone
StepStone Group Inc. (Nasdaq: STEP) is a global private markets investment firm focused on providing customized investment solutions and advisory and data services to its clients. As of September 30, 2020, StepStone oversaw $313 billion of private markets allocations, including $72 billion of assets under management. StepStone's clients include some of the world's largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients, which include high-net-worth and mass affluent individuals. StepStone partners with its clients to develop and build private markets portfolios designed to meet their specific objectives across the private equity, infrastructure, private debt and real estate asset classes.
Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the

Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in our prospectus dated September 15, 2020, filed with the U.S. Securities and Exchange Commission (“SEC”) on September 16, 2020, and in our quarterly report on Form 10-Q to be filed with the SEC, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
Contacts
Shareholder Relations:
shareholders@stepstonegroup.com
1-212-351-6106
Media:
Brian Ruby / Chris Gillick, ICR
StepStonePR@icrinc.com
1-203-682-8268

Fiscal Year 2021 Second Quarter Earnings Presentation November 10, 2020

Today’s presenters Scott Hart Jason Ment Mike McCabe Johnny Randel Co-CEO President & Co-COO Head of Strategic Planning Chief Financial Officer STEPSTONE GROUP 1

2Q Fiscal Year 2021 overview

Key Business Drivers

- Total Assets Under Management ("AUM") increased by $5.9 billion (or 9%) in the quarter to $72.0 billion (+23% from prior year)
- Fee-Earning AUM ("FEAUM") increased $2.6 billion (or 6%) in the quarter to $44.3 billion (+22% from prior year)
- Undeployed fee-earning capital stands at $16.4 billion
- Gross accrued carry increased $157.5 million (or 48%) during the quarter to $486.2 million (+22% from prior year)

Financial Highlights

- GAAP net income was $108.4 million for the quarter
- GAAP net income attributable to StepStone Group Inc. was a loss of $0.8 million for the period Sep 16 to Sep 30, 2020
- Management and advisory fee revenue was $75.7 million for the quarter, an increase of 41% from the prior year
- Fee-Related Earnings ("FRE") was $28.2 million for the quarter, an increase of 125% year-to-year; the results include approximately $8.5 million in retroactive fees, net of costs, related to the final close for StepStone Real Estate Partners IV ("SREP IV")
- Adjusted Net Income ("ANI") was $18.3 million (or $0.19 per share) for the quarter, an increase of 59% year-to-year; the results include approximately $4.4 million related to the final close for SREP IV
- Adjusted Revenues of $86.6 million for the quarter, an increase of 30% from the prior year

Business Update

- IPO of 20.1 million shares of Class A common stock at $18.00 per share
- Proceeds were used to pay down our Term Loan B with cash to the balance sheet to fund additional growth and general partner commitments to our funds
- Final close of SREP IV at $1.4 billion, predecessor fund was $0.7 billion
- First closing of StepStone Tactical Growth Fund III, currently in market
- First closing of StepStone Senior Corporate Lending Fund II, currently in market
- Initial closing and activation of Conversus StepStone Private Markets ("CPRIM") after quarter end
- Raised ~$3 billion of new SMA capital

2

OVERVIEW Confidential | 3

StepStone is a global private markets solutions and services provider…

StepStone is a global private markets investment firm focused on providing customized investment solutions and advisory data services to clients

$313B	$72B	$44B	$40B+	553
combined AUM/AUA[1]	assets under management[1]	fee-earning assets under management	annual private market allocations[2]	professionals


PRIVATE EQUITY • REAL ESTATE • PRIVATE DEBT • INFRASTRUCTURE •

Focus on customization
Expertise in building customized portfolios designed to meet clients' specific objectives

Global-and-local approach
Global operating platform with strong local teams across 19 offices in 13 countries in five continents

Proprietary data and technology
Valuable information advantage generates enhanced private markets insight and improves operational efficiency

Multi-asset class expertise
Scaled presence across the private equity, infrastructure, private debt and real estate asset classes drives ability to execute tailored and complex investment solutions

Large and experienced team
200 investment professionals and more than 350 other employees dedicated to sourcing, executing, analyzing and monitoring private markets opportunities

As of September 30, 2020. All dollars are USD.

[1] $313 billion includes $72 billion in assets under management and $241 billion in assets under advisement. Reflects data for the period ended June 30, 2020, adjusted for estimated net new client account activity through September 30, 2020. Does not include post-period investment valuation.

[2] For the twelve months ended December 31, 2019. Excludes legacy funds, feeder funds and research-only, non-advisory services.

STEPSTONE GROUP 4

…and occupies a critical position within the GP & LP ecosystem Global private markets Primaries Secondaries Co-investments Over $40B in annual private markets capital allocations¹ Corporations Endowments/Foundations Family Offices Asset management Private equity Private Wealth/Defined Advisory and Infrastructure Contribution Plans Clients data services Fund managers Private debt Insurance Companies Portfolio analytics Real estate Pension Funds and reporting Sovereign Wealth Funds Reviewed over 3,200 investment opportunities annually2 1 Data reflecting twelve months ended December 31, 2019. 2 Data reflecting the last twelve months ended September 30, 2020. STEPSTONE GROUP 5

StepStone's platform provides the most complete private markets solutions

CUSTOMIZED SOLUTIONS ACROSS ASSET CLASSES

SEPARATELY MANAGED ACCOUNTS

- Owned by one client and managed according to their specific preferences
- Address clients' specific portfolio objectives with respect to risk / return, diversification and liquidity
- Integrate a combination of investment strategies across one or more asset classes

$55B AUM and
$33B FEAUM (75% of total)

FOCUSED COMMINGLED FUNDS

- Owned by multiple clients
- Deploy capital in specific asset classes with defined investment strategies
- Leverage StepStone's multi-asset class expertise

$14B AUM and
$11B FEAUM (25% of total)

ADVISORY AND DATA SERVICES

- Recurring support of portfolio construction and design
- Discrete or project-based due diligence
- Detailed review of existing private markets investments
- Consulting services
- Licensed access to SPI[1]

$241B AUA and
$3B AUM

PORTFOLIO ANALYTICS AND REPORTING

- Provide clients with tailored reporting packages
- Mandates typically include access to Omni

Provided portfolio analytics and reporting on over $520B of client commitments

Note: As of September 30, 2020. Amounts may not sum to total due to rounding.
[1] StepStone Private Markets Intelligence.

STEPSTONE GROUP 6

Comprehensive, full service model

~200
bespoke SMA accounts and focused commingled funds

39%
of advisory clients also have an AUM relationship

- Offers a comprehensive, full-service model to clients seeking a customized solution to private markets investing
- Each solution is offered across each of the private equity, infrastructure, private debt and real estate asset classes
- Empowered by industry-transforming technology capabilities that create a virtuous cycle of client engagement providing a significant data advantage

Customized solutions across all markets

1. Asset management solutions
2. Advisory and data solutions
3. Portfolio analytics and reporting

Specifically tailored for each asset class

PRIVATE EQUITY

$35B[1]	$20B	$114B
AUM	FEAUM	AUA

88 Investment professionals

REAL ESTATE

$8B[1]	$4B	$96B
AUM	FEAUM	AUA

38 Investment professionals

INFRASTRUCTURE

$15B[1]	$12B	$20B
AUM	FEAUM	AUA

47 Investment professionals

PRIVATE DEBT

$13B[1]	$8B	$10B
AUM	FEAUM	AUA

27 Investment professionals

Industry-transforming technology capabilities


Investment decisioning tool
SPI
FRONT-END
Portfolio monitoring tool SPAR[2]
OMNI
BACK-END

Note: Data presented as of September 30, 2020. AUM reflects data for the period ended June 30, 2020, adjusted for net new client account activity through September 30, 2020. Allocation of AUM by asset class is presented by underlying investment asset classification. Amounts may not sum to total due to rounding.
[1] Does not include post-period investment valuation.
[2] StepStone Portfolio Analytics & Reporting.

STEPSTONE GROUP 7

Robust growth profile since inception TOTALS ASSETS UNDER MANAGEMENT AND ADVISEMENT ($B) $313 Assets under management $296 Assets under advisement $266 CAGR 2007–2Q FY’21: 60% $155 $130 $116 $84 $62 $64 $54 $47 $27 $5 $9 $1 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 FY'17 FY'18 FY'19 FY'20 2Q FY’21 Note: Fiscal 2017-2020 reflect AUM/AUA as of March 31 of each fiscal year then ended. Prior year amounts are reported on a calendar year basis. Strategic acquisitions contributed approximately $5.6 billion, $1.8 billion, $0.9 billion, $3.6 billion and $2.4 billion of AUM and $1.0 billion, $0.0 billion, $0.0 billion, $1.0 billion and $92.5 billion of AUA in calendar year 2010, 2012, 2013, 2016 and 2018, respectively. There was no incremental AUM/AUA associated with the 2014 acquisition. As of September 30, 2020, approximately $0.9 billion, $0.4 billion, $0.1 billion, $2.8 billion and $2.2 billion of AUM and $0.0 billion, $0.0 billion, $0.0 billion, $0.2 billion and $84.9 billion of AUA acquired in calendar year 2010, 2012, 2013, 2016 and 2018, respectively, remains. STEPSTONE GROUP 8

StepStone's growth drivers

AUM | AUA

SEPARATELY MANAGED ACCOUNTS

$55B
>20% growth from prior year

- **~$3B** of new capital additions during 2Q FY'21
- Total of **~$8B** in the last twelve months
- Total undeployed fee-earning capital of ~**$16B**

FOCUSED COMMINGLED FUNDS

$14B
>30% growth from prior year

- A total of ~**$3B** raised in focus commingled funds in the last twelve months
- Final closings on SREP IV (**$1.4B**), SSOF IV (**$2.1B**), and our SCL program (**$0.8B**)
- First closes held on subsequent growth equity, private debt, and mass affluent programs as well

ADVISORY

$241B
+8% from prior year

- Net client activity increased AUA by **$18B** over the past twelve months
- ~$3B from advisory accounts for which we have discretion

FEAUM

Separately Managed Accounts	Focused Commingled Funds
$33B +22% from prior year	$11B +23% from prior year

Note: As of September 30, 2020. Amounts may not sum to total due to rounding.

STEPSTONE GROUP 9

50%+ ($160B+) 35% combined AUM / AUA in clients with exposure to more Investment expertise across all private markets asset classes non-PE asset classes than one asset class As of September 30, 2020 BY AUM1 BY AUA Private debt Private debt $13B / 19% Infrastructure $10B / 4% $20B / 8% Private equity Private equity $35B / 49% $114B / 47% Infrastructure $15B / 21% Real estate Real estate $8B / 11% $96B / 40% Total AUM: $72B Total AUA: $241B Reflecting data for the period ended June 30, 2020, adjusted for net new client account activity through September 30, 2020. Amounts and percentages may not sum to total due to rounding. 1Does not include post-period investment valuation. Allocation of AUM by asset class is presented by underlying investment asset classification. STEPSTONE GROUP 10

Fee-earning AUM evolution BY COMMERCIAL STRUCTURE ($B) BY ASSET CLASS ($B) Total AUM 40 53 67 72 Total AUM 40 53 67 72 $44 $44 $41 $41 8 11 6 $32 10 $32 12 5 11 8 $22 $22 8 4 4 Focused 4 6 Private debt commingled 3 31 33 Infrastructure 5 funds 1 24 Real estate Separately 20 20 17 16 managed Private equity 13 accounts FY'18 FY'19 FY'20 2Q FY'21 FY'18 FY'19 FY'20 2Q FY'21 % SMAs 74% 75% 76% 75% % PE 58% 50% 48% 46% % Commingled 26% 25% 24% 25% % Non-PE 42% 50% 52% 54% As of September 30, 2020, we had over $16B of committed but undeployed fee-earning capital Note: Amounts may not sum to total due to rounding. STEPSTONE GROUP 11

Trend in management and advisory fees MANAGEMENT FEES ($M) ADVISORY FEES ($M) % of mgmt. & advisory fees1 72% 76% 80% 80% % of mgmt. & advisory fees1 28% 24% 20% 20% $217 $187 97 Focused $145 commingled funds 79 $100 59 Separately managed accounts 49 $53 119 $48 107 $40 $45 86 52 FY'18 FY'19 FY'20 LTM 2Q FY'21 FY'18 FY'19 FY'20 LTM 2Q FY'21 Blended mgmt. fee rates: AUA ($B) Overall 0.56% 0.53% 0.51% 0.53% Overall $115 $213 $229 $241 SMAs 0.42% 0.41% 0.39% 0.39% Commingled 0.83% 0.87% 0.89% 0.98% Acquisition of Courtland Partners Note: Amounts may not sum to total due to rounding. added ~$90B of AUA 1 Excludes fund reimbursement revenues. STEPSTONE GROUP 12

FINANCIAL UPDATE Confidential | 13

Financial highlights

- FEAUM growth of 22% drove fee revenue increases of 41% for the quarter and 33% year-to-date
- Fee-Related Earnings increased 125% for the quarter and 89% year-to-date driven by fee revenue growth
- Adjusted Net Income per share increased 59% for the quarter and 43% year-to-date
- Results for the quarter include approximately $9.0 million of revenue, $8.5 million of FRE, and $4.4 million of ANI related to the final close of SREP IV

FINANCIAL HIGHLIGHTS

	Three Months Ended Sep 30			Six Months Ended Sep 30		
($M, unless otherwise mentioned)	2020	2019	% Δ YTY	2020	2019	% Δ YTY
AUM ($B)	$ 72.0	$ 58.4	23%			
FEAUM ($B)	44.3	36.2	22%			
Undeployed Fee-Earning capital ($B)[1]	16.4	13.1	25%			
Management & Advisory Fees, net	75.7	53.8	41%	139.2	104.8	33%
Fee-Related Earnings	28.2	12.5	125%	46.6	24.6	89%
Fee-Related Earnings Margin[2]	37%	23%		33%	23%	
Gross Realized Performance Fees[3]	10.9	12.6	(14%)	21.7	27.2	(20%)
Pre-tax Adjusted Net Income ("ANI")	24.4	15.3	59%	45.0	31.5	43%
Adjusted Net Income Per Share[4]	$ 0.19	$ 0.12	59%	$ 0.34	$ 0.24	43%
Adjusted Revenues	86.6	66.4	30%	160.8	131.9	22%

[1] Undeployed fee-earning capital is defined as capital not yet invested on which we will earn fees once the capital is deployed or activated.
[2] Fee-Related Earnings margin is calculated by dividing Fee-Related Earnings by management and advisory fees, net.
[3] Gross Realized Performance Fees include deferred incentive fees that are not included in our GAAP results; current quarter: $1.2m, current YTD: $4.7m, prior year quarter: $0.8m, prior YTD: $0.8m.
[4] Reflects a 25% blended statutory effective tax rate applied to pre-tax adjusted net income and 98.0 million adjusted shares outstanding for all periods presented above. See Appendix for calculation of ANI per share and a reconciliation of adjusted shares.

STEPSTONE GROUP 14

Adjusted revenues MGMT. & ADVISORY FEES ($M) $300 $270 • FEAUM growth and client advisory activity drove revenue growth of 33% YTD and 31% LTM +31% $206 • Advisory fees increased 23% and 17%, respectively, on a YTD and LTM basis $200 +33% $139 $105 • YTD management fees increased 36% driven by strong FEAUM growth $100 +41% – SMA and Commingled Funds fees increased by 24% and 55%, respectively +41% $0 • LTM management fees increased 35% driven by strong FEAUM growth Sep-19 Sep-20 Sep-19 Sep-20 – SMA and Commingled Funds fees increased by 21% and 58%, respectively YTD LTM GROSS REALIZED PERFORMANCE FEES ($M) $60 $43 +5% $45 $40 $27 YTD gross realized performance fees were down $5 million due to lower realization activity (20%) $22 • $20 • LTM gross realized performance fees were up $2 million due to higher realization activity $0 Sep-19 Sep-20 Sep-19 Sep-20 YTD LTM ADJUSTED REVENUES ($M) $400 +26% $315 $300 $249 • Adjusted revenues increased 22% YTD and 26% LTM driven by higher Management and $161 $200 $132 +22% Advisory Fees, offset by lower realized performance fees for the YTD period $100 $0 Sep-19 Sep-20 Sep-19 Sep-20 STEPSTONE GROUP 15 YTD LTM

Profitability FEE-RELATED EARNINGS ($M) FRE Margin % 23% 33% 23% 31% $100 $83 $80 • FEAUM growth, SREP IV retroactive fees and favorable expense environment driving FRE +76% growth and margin improvement $60 $47 YTD FRE increased 89% and LTM increased 76% +89% $47 • $40 • YTD FRE margins increased from 23% to 33% and LTM FRE margins increased from 23% to $25 31% $20 $0 Sep-19 Sep-20 Sep-19 Sep-20 YTD LTM ADJUSTED NET INCOME ($M) $75 $60 +49% • Adjusted net income increased 43% YTD and 49% LTM driven by higher Fee-Related Earnings $50 $41 and higher net realized performance fees +43% $34 $24 $25 $0 Sep-19 Sep-20 Sep-19 Sep-20 YTD LTM STEPSTONE GROUP 16

Accrued carry and fund investments ACCRUED CARRY ($M) $600 +22% $486 • Gross accrued carried interest of $486 million, an increase of 22% from September 2019 $500 $461 driven by increases in the unrealized gains of underlying portfolios (note: valuations reported $399 $384 on a one quarter lag) $400 $329 • ~120 carry programs are currently active: $300 – Co-investment and Direct portfolio: $13+ billion invested, 310 investments, 170 $200 unique GPs – Secondary portfolio: over $6 billion committed, 140+ transactions with 260+ $100 underlying funds and structures $0 2Q FY'20 3Q FY'20 4Q FY'20 1Q FY'21 2Q FY'21 INVESTMENTS ($M) $70 +24% $58 $60 $53 $50 $50 $50 $47 • The value of investments held by the firm increased to $57.9 million, an increase of 24% from September 30, 2019 $40 • Unfunded commitments stand at approximately $61 million as of September 30, 2020 $30 $20 $10 $0 2Q FY'20 3Q FY'20 4Q FY'20 1Q FY'21 2Q FY'21 STEPSTONE GROUP 17

Unrealized carry • Gross accrued carried interest of $486 million as of 9/30/2020 • ~$38 billion in performance fee-eligible capital as of 9/30/2020 • ~62% or ~$300 million of gross accrued carried interest allocation balance is in SMAs or commingled funds that have American style (or deal-by- deal) carry waterfalls • ~120 programs with carry or incentive fee structures, with over 80 programs in accrued carried interest positions as of 9/30/2020 UNREALIZED CARRY AS OF 9/30/20 BY VINTAGE UNREALIZED CARRY AS OF 9/30/20 BY TYPE 2012 & Prior 1% 18% 5% Post 2015 33% 2013 2% 67% from 2015 or prior vintages 2014 24% 94% 2015 23% Private Equity Infrastructure Real Estate STEPSTONE GROUP 18

APPENDIX Confidential | 19

GAAP consolidated income statements

- GAAP net income was $108.4 million for the quarter and $56.0 million year-to-date. GAAP net income attributable to StepStone Group Inc. was a loss of $0.8 million (or $0.03 per share) for the period following the IPO, from Sep 16 to Sep 30, 2020, and was driven by the write-off of $3.5 million in deferred debt issuance costs in connection with the full repayment of the previously outstanding senior secured term loan after the IPO.

($ in thousands, except per share amounts)

	Quarter-to-Date			Year-to-Date		
	Sep '19	Sep '20	% Fav / Unfav	Sep '19	Sep '20	% Fav / Unfav
Revenues						
Management and advisory fees, net	$ 53,793	$ 75,652	41%	$ 104,761	$ 139,152	33%
Performance fees:						
Incentive fees	775	1,196	54%	2,397	4,785	100%
Carried interest allocation:						
Realized allocation	11,059	8,556	-23%	23,959	12,194	-49%
Unrealized allocation	66,245	157,509	138%	100,334	25,369	-75%
Total carried interest allocation	77,304	166,065	115%	124,293	37,563	-70%
Total revenues	**131,872**	**242,913**	**84%**	**231,451**	**181,500**	**-22%**
Expenses						
Compensation and benefits:						
Cash-based compensation	30,927	37,473	-21%	60,595	77,126	-27%
Equity-based compensation	475	952	-100%	950	1,435	-51%
Performance fee-related compensation:						
Realized	6,384	4,811	25%	14,164	7,711	46%
Unrealized	33,794	78,533	-132%	50,545	9,858	80%
Total performance fee-related compensation	40,178	83,344	-107%	64,709	17,569	73%
Total compensation and benefits	71,580	121,769	-70%	126,254	96,130	24%
General, administrative and other	12,763	11,114	13%	25,090	21,401	15%
Total expenses	**84,343**	**132,883**	**-58%**	**151,344**	**117,531**	**22%**
Other income (expense)						
Investment income	1,944	4,325	122%	3,212	1,147	-64%
Interest income	406	165	-59%	740	259	-65%
Interest expense	(2,571)	(5,270)	-105%	(5,313)	(7,327)	-38%
Other income	103	-	-100%	300	-	-100%
Total other income (expense)	(118)	(780)	-561%	(1,061)	(5,921)	-458%
Income before income tax	**47,411**	**109,250**	**130%**	**79,046**	**58,048**	**-27%**
Income tax expense	1,051	881	16%	1,677	2,039	-22%
Net income	**46,360**	**108,369**	**134%**	**77,369**	**56,009**	**-28%**
Less: Net income attributable to non-controlling interests in subsidiaries	1,995	9,045	-353%	4,486	13,138	-193%
Less: Net income attributable to non-controlling interests in the Partnership	44,365	100,114	-126%	72,883	43,661	40%
Net loss attributable to StepStone Group Inc.	$ -	$ (790)	na	$ -	$ (790)	na
Net loss per share of Class A common stock		$ (0.03)			$ (0.03)	

STEPSTONE GROUP 20

Non-GAAP financial results

($ in thousands, except per share amounts)	Quarter-to-Date Sep '19	Quarter-to-Date Sep '20	% Fav / Unfav	Year-to-Date Sep '19	Year-to-Date Sep '20	% Fav / Unfav
Management and advisory fees, net	$ 53,793	$ 75,652	41%	$ 104,761	$ 139,152	33%
Less:						
Cash-based compensation	30,927	37,473	-21%	60,595	77,126	-27%
General, administrative and other	12,763	11,114	13%	25,090	21,401	15%
Plus:						
Amortization of intangibles	1,343	835	-38%	2,686	1,670	-38%
Non-core items[1]	1,096	264	-76%	2,845	4,269	50%
Fee-related earnings	**12,542**	**28,164**	**125%**	**24,607**	**46,564**	**89%**
Plus:						
Realized carried interest allocations	11,059	8,556	-23%	23,959	12,194	-49%
Incentive fees	775	1,196	54%	2,397	4,785	100%
Deferred incentive fees	799	1,154	44%	799	4,700	488%
Realized investment income	487	653	34%	2,552	1,668	-35%
Interest income	406	165	-59%	740	259	-65%
Write-off of unamortized deferred financing costs	-	3,526	na	-	3,526	na
Unrealized investment income (loss) attributable to non-controlling interests in subsidiaries	95	62	-35%	148	(531)	na
Other income	103	-	-100%	300	-	-100%
Less:						
Realized performance fee-related compensation	6,384	4,811	25%	14,164	7,711	46%
Interest expense	2,571	5,270	-105%	5,313	7,327	-38%
Income attributable to non-controlling interests in subsidiaries	1,995	9,045	-353%	4,486	13,138	-193%
Pre-tax adjusted net income	**15,316**	**24,350**	**59%**	**31,539**	**44,989**	**43%**
Less: Income taxes[2]	3,829	6,088	-59%	7,885	11,248	-43%
Adjusted net income	**$ 11,487**	**$ 18,262**	**59%**	**$ 23,654**	**$ 33,741**	**43%**
ANI per share	**$ 0.12**	**$ 0.19**	**59%**	**$ 0.24**	**$ 0.34**	**43%**

[1] Includes compensation paid to certain equity holders as part of an acquisition earn-out ($0.3 million and $1.4 million for the three and six months ended September 30, 2019, respectively), severance costs ($0.1 million and $4.1 million for the three and six months ended September 30, 2020, respectively, and $0.1 million for the six months ended September 30, 2019), transaction costs ($0.4 million and $1.0 million for the three and six months ended September 30, 2019, respectively), and other non-core operating income and expenses.

[2] Represents corporate income taxes at a statutory effective tax rate of 25.0% applied to pre-tax adjusted net income for all periods presented. The 25.0% is based on a federal tax statutory rate of 21.0% and a combined state, local and foreign income tax rate net of federal benefits of 4.0%. As we were not subject to U.S. federal and state income taxes prior to the Reorganization and IPO, the blended statutory tax rate of 25.0% has been applied to all periods presented for comparability purposes.

STEPSTONE GROUP 21

Consolidated balance sheets ($ in thousands) Sep '19 Mar '20 Sep '20 Assets Cash and cash equivalents $ 61,638 $ 89,939 $ 156,908 Restricted cash - - 2,919 Marketable securities 43,679 - - Fees and accounts receivable 27,765 25,121 27,486 Due from affiliates 2,419 9,690 5,252 Investments: Investments in funds 46,691 53,386 57,870 Accrued carried interest allocations 399,352 460,837 486,206 Deferred income tax assets 626 732 44,283 Other assets and receivables 21,936 25,502 22,848 Intangibles, net 11,172 8,830 7,160 Goodwill 6,792 6,792 6,792 Total assets $ 622,070 $ 680,829 $ 817,724 Liabilities and stockholders’ equity / partners' capital Accounts payable, accrued expenses and other liabilities $ 37,667 $ 36,222 $ 42,880 Accrued compensation and benefits 31,939 23,185 47,818 Accrued carried interest-related compensation 207,848 237,737 245,754 Due to affiliates 4,295 3,574 56,877 Debt obligations 143,497 143,144 - Total liabilities 425,246 443,862 393,329 Stockholders' equity / partners' capital 179,580 216,051 119,583 Accumulated other comprehensive income/(loss) 259 178 (22) Non-controlling interests in subsidiaries 16,985 20,738 20,729 Non-controlling interests in the Partnership - - 284,105 Total stockholders' equity / partners' capital 196,824 236,967 424,395 Total liabilities and stockholders' equity / partners’ capital $ 622,070 $ 680,829 $ 817,724 STEPSTONE GROUP 22

Net realized performance fees ($M, UNLESS OTHERWISE MENTIONED) QUARTERLY NET REALIZED PERFORMANCE FEES LTM NET REALIZED PERFORMANCE FEES 30.0 30.0 $29.2 $27.0 $24.2 $24.5 $24.4 $23.4 $23.0 $20.1 $20.0 20.0 20.0 $18.9 $18.4 $9.4 10.0 10.0 $7.9 $7.2 $6.7 $5.9 $6.2 $6.1 $4.6 $4.6 $2.5 $1.0 0.0 0.0 4Q FY18 1Q FY19 2Q FY19 3Q FY19 4Q FY19 1Q FY20 2Q FY20 3Q FY20 4Q FY20 1Q FY21 2Q FY21 4Q FY18 1Q FY19 2Q FY19 3Q FY19 4Q FY19 1Q FY20 2Q FY20 3Q FY20 4Q FY20 1Q FY21 2Q FY21 Note: Net Realized Performance Fees represent gross realized performance fees, less realized performance fee-related compensation. Gross realized performance fees include deferred incentive fees that are not included in STEPSTONE GROUP 23 GAAP revenues. See reconciliation of net realized performance fees on page 30.

FEAUM overview

- For the quarter, our FEAUM increased by approximately 6% to $44.3 billion
- Deployed approximately $0.8 billion of capital from our existing undeployed fee-earning capital during the quarter as well

($B, unless noted)	2Q FY'21	2Q FY'20	Fav / Unfav Change $	Fav / Unfav Change %
SMAs				
Beginning balance	$ 31.6	$ 24.9	$ 6.7	27%
Contributions	1.5	2.8	(1.3)	-48%
Distributions	(0.0)	(0.3)	0.2	90%
Market value, FX and other	0.4	(0.1)	0.4	na
Ending balance	$ 33.4	$ 27.3	$ 6.1	22%
Management Fees ($M)	$ 31.2	$ 25.7	$ 5.5	22%
Average fee rate	0.39%	0.41%	-0.02%	-5%
Commingled Funds				
Beginning balance	$ 10.1	$ 8.1	$ 2.0	24%
Contributions	1.0	0.8	0.2	24%
Distributions	(0.2)	(0.5)	0.3	59%
Market value, FX and other	(0.0)	0.4	(0.4)	na
Ending balance	$ 10.9	$ 8.9	$ 2.0	23%
Management Fees ($M)	$ 30.8	$ 17.4	$ 13.4	77%
Average fee rate	0.98%	0.80%	0.18%	23%
Total				
Beginning balance	$ 41.7	$ 33.0	$ 8.7	26%
Contributions	2.4	3.6	(1.1)	-32%
Distributions	(0.2)	(0.8)	0.5	70%
Market value, FX and other	0.4	0.4	(0.0)	-6%
Ending balance	$ 44.3	$ 36.2	$ 8.1	22%
Management Fees ($M)	$ 62.1	$ 43.1	$ 18.9	44%
Average fee rate	0.53%	0.51%	0.02%	5%

Note: Amounts may not sum to total due to rounding.

Walk from AUM to FEAUM	$B
Total AUM as of 9/30/20	$ 72.0
Less: Non-Fee Earning AUM	(6.4)
Less: Market appreciation included in AUM	(4.9)
Less: Undeployed Fee-Earning Capital (capital not yet invested on which we will earn fees once capital is deployed)	(16.4)
Fee-Earning AUM as of 9/30/20	**$ 44.3**

STEPSTONE GROUP 24

Blue-chip, sophisticated, global clientele As of September 30, 2020 BY TYPE BY GEOGRAPHY LTM MANAGEMENT AND ADVISORY FEES (%) LTM MANAGEMENT AND ADVISORY FEES (%) Central and Endowments/Foundations South America Corporations 4% 6% 4% Middle East Family Offices 19% North America 6% 33% Pension Funds 40% Sovereign Wealth Funds 11% Europe Insurance Private Wealth/ 18% Companies Defined Contribution Plans 16% 17% Asia/Australia 26% BY ACCOUNT TENOR BY CLIENT LTM MANAGEMENT FEES (%) LTM MANAGEMENT AND ADVISORY FEES (%) < 1 year 1-3 years 8% 4% Top 10 22 29% 3-7 years 20% Other 1 63% > 7 years Top 11-20 68% 8% 1 Includes ~36% of management and advisory fee contribution from focused commingled funds. STEPSTONE GROUP 25 2 Represents more than 4x the number of separate mandates and commitments to commingled funds.

StepStone's diversified platform spans private markets solutions

PRIVATE EQUITY

- Total AUM: $35B
  - SMA AUM: $27B
  - FCF AUM: $8B
- Advisory AUA: $114B
- $21B+ Approved in 2019

INVESTMENT STRATEGY[2,4]	NET IRR[3]	NET TVM[3]
PRIMARIES	14.0%	1.4x
SECONDARIES	16.0%	1.4x
CO-INVESTMENTS	17.9%	1.5x

REAL ESTATE

- Total AUM: $8B
  - SMA AUM: $3B
  - FCF AUM: $3B
  - Advisory AUM: $2B
- Advisory AUA: $96B
- ~$13B Approved in 2019[1]

INVESTMENT STRATEGY[4,5]	NET IRR[3]	NET TVM[3]
CORE/CORE+ FUND INVESTMENTS	7.9%	1.4x
VALUE-ADD/OPPORTUNISTIC FUND INVESTMENTS	8.8%	1.3x
REAL ESTATE DEBT FUND INVESTMENTS	4.8%	1.1x
VALUE-ADD/OPPORTUNISTIC SECONDARIES & CO-INVESTMENTS	15.9%	1.2x

INFRASTRUCTURE

- Total AUM: $15B
  - SMA AUM: $15B
  - FCF AUM: --
- Advisory AUA: $20B
- ~$8B Approved in 2019

INVESTMENT STRATEGY[4,6]	NET IRR[3]
PRIMARIES	6.8%
SECONDARIES	12.1%
CO-INVESTMENTS[7]	7.9%

PRIVATE DEBT

- Total AUM: $13B
  - SMA AUM: $10B
  - FCF AUM: $2B
  - Advisory AUM: $1B
- Advisory AUA: $10B
- $6B+ Approved in 2019

INVESTMENT STRATEGY[4,8]	IRR[8]
DIRECT LENDING (GROSS)[9]	5.8%
DISTRESSED DEBT (GROSS)[9]	7.4%
OTHER (GROSS)[9,10]	7.3%
PRIVATE DEBT GROSS TRACK RECORD[9]	6.5%
PRIVATE DEBT NET TRACK RECORD	5.8%

Note: As of June 30, 2020. Amounts may not sum to total due to rounding. SMA – Separately Managed Accounts. FCF – Focused Commingled Funds.
Please see next slide for performance footnote references.
Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

STEPSTONE GROUP 26

Track record disclosures Note: Descriptions for certain terms can be found on the definitions page starting on slide 31 of this presentation. 1 Approved amount included approximately $2 billion in Real Estate debt. 2 Private Equity includes 1,014 investments totaling $93.6 billion of capital commitments and excludes (i) 2 advisory co-investments and 96 client-directed investments, totaling $100.0 million and $8.1 billion, respectively, of capital commitments, (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. 3 Net IRR and Net TVM are presented solely for illustrative purposes and do not represent actual returns received by any investor in any of the StepStone Funds represented above. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): (i) Primaries: 25 basis points of net invested capital for management fee, 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. (ii) Secondaries: 125 basis points (60 basis points for Infrastructure) on capital commitments in years 1 through 4 for management fee. In year 5, management fees step down to 90% of the previous year’s fee. Secondaries also include 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. Secondaries also include 12.5% of paid and unrealized carry (15.0% of paid and unrealized carry for Real Estate), with an 8% preferred return hurdle. (iii) Co-investments: 100 basis points on net committed capital for management fee, 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. Co- investments also include 10.0% of paid and unrealized carry (15.0% of paid and unrealized carry for Real Estate), with an 8% preferred return hurdle. Net IRR and Net TVM for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. 4 Investments of former clients are included in performance summary past the client termination date until such time as StepStone stops receiving current investment data (quarterly valuations and cash flows) for the investment. At that point, StepStone will then terminate the fund’s contribution to the track record by entering a distribution amount equal to the last reported NAV. Historical performance contribution is maintained up until this termination date. At that point, StepStone will then ‘liquidate’ the fund by entering a distribution amount equal to the last reported NAV, thus ending its contribution to the track record as of that date. Historical performance contribution will be maintained up until the ‘liquidation’ date. 5 Real Estate includes 379 investments totaling $56.1 billion of capital commitments and excludes (i) 22 client-directed investments, totaling $2.4 billion of capital commitments, (ii) 3 secondary core/core+ investments, totaling $234.1 million, and (iii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. Includes the discretionary track record of Courtland Partners, Ltd., which StepStone acquired on April 1, 2018 (the “Courtland acquisition”). 6 Infrastructure includes 105 investments totaling $19.8 billion of capital commitments and excludes (i) approximately 12 infrastructure investments made by the Partnership prior to the formation of the Infrastructure subsidiary in 2013 or made prior to the Courtland acquisition, and 8 client-directed investments, totaling $806.9 million and US$543.5 million, respectively, of capital commitments, and (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. 7Includes asset management investments. 8 Private Debt includes 422 investments totaling $18.2 billion of capital commitments and excludes (i) 21 client-directed investments, totaling $1.4 billion of capital commitments, and (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. IRR is presented solely for illustrative purposes and does not represent actual returns received by any investor in any of the StepStone Funds represented above. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): Private Debt fund investments include 65 basis points on the quarterly net asset value for management fee. Net IRR for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. 9 Subset performance is presented net of fees and expenses charged by the underlying fund manager only (performance results do not reflect StepStone fees and expenses). 10 Other includes mezzanine debt, infrastructure debt, collateralized loan obligations, private performing debt, senior debt, fund of funds, leasing, regulatory capital, trade finance and intellectual property/royalty. Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses. STEPSTONE GROUP 27

Reconciliation of GAAP to ANI and FRE

($ in thousands)

	Quarter-to-Date		Year-to-Date		Last Twelve Months	
	Sep '19	Sep '20	Sep '19	Sep '20	Sep '19	Sep '20
Income before income tax	$ 47,411	$ 109,250	$ 79,046	$ 58,048	$ 96,218	$ 127,742
Net income attributable to non-controlling interests in subsidiaries	(1,995)	(9,045)	(4,486)	(13,138)	(9,085)	(21,521)
Unrealized carried interest allocation revenue	(66,245)	(157,509)	(100,334)	(25,369)	(97,352)	(86,854)
Unrealized performance fee-related compensation	33,794	78,533	50,545	9,858	47,287	42,014
Unrealized investment (income) loss	(1,457)	(3,672)	(660)	521	358	(1,692)
Deferred incentive fees	799	1,154	799	4,700	790	4,700
Equity-based compensation	475	952	950	1,435	2,581	2,400
Amortization of intangibles	1,343	835	2,686	1,670	5,837	4,012
Unrealized investment income (loss) attributable to non-controlling interests in subsidiaries	95	62	148	(531)	203	138
Write-off of unamortized deferred financing costs	-	3,526	-	3,526	-	3,526
Non-core items[1]	1,096	264	2,845	4,269	7,210	5,843
Pre-tax adjusted net income	**15,316**	**24,350**	**31,539**	**44,989**	**54,047**	**80,308**
Income taxes[2]	(3,829)	(6,088)	(7,885)	(11,248)	(13,513)	(20,078)
Adjusted net income	**11,487**	**18,262**	**23,654**	**33,741**	**40,534**	**60,230**
Income taxes[2]	3,829	6,088	7,885	11,248	13,513	20,078
Realized carried interest allocation revenue	(11,059)	(8,556)	(23,959)	(12,194)	(39,248)	(34,412)
Realized performance fee-related compensation	6,384	4,811	14,164	7,711	22,527	20,505
Realized investment income	(487)	(653)	(2,552)	(1,668)	(4,257)	(3,169)
Incentive fees	(775)	(1,196)	(2,397)	(4,785)	(2,600)	(5,798)
Deferred incentive fees	(799)	(1,154)	(799)	(4,700)	(790)	(4,700)
Interest income	(406)	(165)	(740)	(259)	(1,481)	(955)
Interest expense	2,571	5,270	5,313	7,327	10,636	12,225
Other income	(103)	-	(300)	-	(942)	677
Write-off of unamortized deferred financing costs	-	(3,526)	-	(3,526)	-	(3,526)
Unrealized investment (income) loss attributable to non-controlling interests in subsidiaries	(95)	(62)	(148)	531	(203)	(138)
Net income attributable to non-controlling interests in subsidiaries	1,995	9,045	4,486	13,138	9,085	21,521
Fee-related earnings	**$ 12,542**	**$ 28,164**	**$ 24,607**	**$ 46,564**	**$ 46,774**	**$ 82,538**
Total revenues	**$ 131,872**	**$ 242,913**	**$ 231,451**	**$ 181,500**	**$ 345,631**	**$ 396,660**
Unrealized carried interest allocations	(66,245)	(157,509)	(100,334)	(25,369)	(97,352)	(86,854)
Deferred incentive fees	799	1,154	799	4,700	790	4,700
Adjusted revenues	**$ 66,426**	**$ 86,558**	**$ 131,916**	**$ 160,831**	**$ 249,069**	**$ 314,506**

[1] Includes compensation paid to certain equity holders as part of an acquisition earn-out ($0.3 million and $1.4 million for the three and six months ended September 30, 2019, respectively), severance costs ($0.1 million and $4.1 million for the three and six months ended September 30, 2020, respectively, and $0.1 million for the six months ended September 30, 2019), transaction costs ($0.4 million and $1.0 million for the three and six months ended September 30, 2019, respectively), and other non-core operating income and expenses.

[2] Represents corporate income taxes at a blended effective tax rate of 25.0% applied to pre-tax adjusted net income for all periods presented. The 25.0% is based on a federal tax statutory rate of 21.0% and a combined state, local and foreign income tax rate net of federal benefits of 4.0%. As we were not subject to U.S. federal and state income taxes prior to the Reorganization and IPO, the blended statutory tax rate of 25.0% has been applied to all periods presented for comparability purposes.

28

Reconciliation of adjusted net income per share ($ in thousands, except share and per share amounts) Quarter-to-Date Year-to-Date Sep '19 Sep '20 Sep '19 Sep '20 Adjusted net income $ 11,487 $ 18,262 $ 23,654 $ 33,741 Weighted-average shares of Class A common stock outstanding - Diluted(1) 29,237,500 29,237,500 29,237,500 29,237,500 Assumed vesting of RSUs(1) 745,347 745,347 745,347 745,347 Assumed vesting and exchange of Class B units(1) 2,411,318 2,411,318 2,411,318 2,411,318 Exchange of Class B units in the Partnership(1)(2) 65,578,831 65,578,831 65,578,831 65,578,831 Adjusted shares(1) 97,972,996 97,972,996 97,972,996 97,972,996 Adjusted net income per share $ 0.12 $ 0.19 $ 0.24 $ 0.34 1 As Class A common stock did not exist prior to the Reorganization and IPO, the computation of ANI per share assumes the same number of adjusted shares outstanding for all periods presented for comparability purposes. 2 Assumes the full exchange of Class B units in StepStone Group LP for Class A common stock of SSG pursuant to the exchange agreement. STEPSTONE GROUP 29

Reconciliation of gross and net realized performance fees

($ in million)

Quarter-to-Date	4Q FY18	1Q FY19	2Q FY19	3Q FY19	4Q FY19	1Q FY20	2Q FY20	3Q FY20	4Q FY20	1Q FY21	2Q FY21
Realized carried interest revenue	$ 9.9	$ 11.3	$ 10.1	$ 5.4	$ 9.9	$ 12.9	$ 11.1	$ 19.6	$ 2.6	$ 3.6	$ 8.6
Incentive fees	0.1	1.2	0.1	0.1	0.1	1.6	0.8	0.2	0.8	3.6	1.2
Deferred incentive fees	0.6	1.0	-	-	-	-	0.8	-	-	3.5	1.2
Gross realized performance fees	10.7	13.5	10.2	5.5	10.0	14.5	12.6	19.8	3.4	10.8	10.9
Realized performance fee-related compensation	(4.8)	(6.3)	(5.6)	(3.0)	(5.4)	(7.8)	(6.4)	(10.4)	(2.4)	(2.9)	(4.8)
Net realized performance fees	$ 5.9	$ 7.2	$ 4.6	$ 2.5	$ 4.6	$ 6.7	$ 6.2	$ 9.4	$ 1.0	$ 7.9	$ 6.1

Last Twelve Months	4Q FY18	1Q FY19	2Q FY19	3Q FY19	4Q FY19	1Q FY20	2Q FY20	3Q FY20	4Q FY20	1Q FY21	2Q FY21
Realized carried interest revenue	$ 30.1	$ 39.7	$ 36.8	$ 36.6	$ 36.6	$ 38.3	$ 39.2	$ 53.4	$ 46.2	$ 36.9	$ 34.4
Incentive fees	1.5	2.7	3.2	1.6	1.5	1.9	2.6	2.7	3.4	5.4	5.8
Deferred incentive fees	2.8	3.6	3.0	1.6	1.0	-	0.8	0.8	0.8	4.3	4.7
Gross realized performance fees	34.4	46.0	42.9	39.9	39.2	40.2	42.6	57.0	50.4	46.6	44.9
Realized performance fee-related compensation	(11.4)	(16.8)	(18.7)	(19.7)	(20.3)	(21.8)	(22.6)	(30.0)	(27.0)	(22.1)	(20.5)
Net realized performance fees	$ 23.0	$ 29.2	$ 24.2	$ 20.1	$ 18.9	$ 18.4	$ 20.0	$ 27.0	$ 23.4	$ 24.5	$ 24.4

Note: Amounts may not sum to total due to rounding.

STEPSTONE GROUP 30

Definitions • StepStone Group Inc. or “SSG” refers solely to StepStone Group Inc., a Delaware corporation, and not to any of its subsidiaries. • Partnership refers solely to StepStone Group LP, a Delaware limited partnership, and not to any of its subsidiaries. • Reorganization refers to the series of transactions immediately before the Company's initial public offering (“IPO”), which was completed on September 18, 2020. • Assets Under Management, or “AUM”, primarily reflects the assets associated with our SMAs and focused commingled funds. We classify assets as AUM if we have full discretion over the investment decisions in an account or have responsibility or custody of assets. Although management fees are based on a variety of factors and are not linearly correlated with AUM, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our AUM is calculated as the sum of (i) the net asset value (“NAV”) of client portfolio assets, including the StepStone Funds and (ii) the unfunded commitments of clients to the underlying investments and the StepStone Funds. Our AUM reflects the investment valuations in respect of the underlying investments of our funds and accounts on a three-month lag, adjusted for new client account activity through the period end. • Assets Under Advisement, or “AUA”, consists of client assets for which we do not have full discretion to make investment decisions but play a role in advising the client or monitoring their investments. We generally earn revenue for advisory-related services on a contractual fixed fee basis. Advisory-related services include asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, legal negotiations, monitoring and reporting on investments, and investment manager review and due diligence. Advisory fees vary by client based on the scope of services, investment activity and other factors. Most of our advisory fees are fixed, and therefore, increases or decreases in AUA do not necessarily lead to proportionate changes in revenue. Our AUA is calculated as the sum of (i) the NAV of client portfolio assets for which we do not have full discretion and (ii) the unfunded commitments of clients to the underlying investments. Our AUA reflects the investment valuations in respect of the underlying investments of our client accounts on a three-month lag, adjusted for new client account activity through the period end. • Fee-Earning AUM, or “FEAUM”, reflects the assets from which we earn management fee revenue (i.e., fee basis) and includes assets in our SMAs, focused commingled funds and assets held directly by our clients for which we have fiduciary oversight and are paid fees as the manager of the assets. Our SMAs and focused commingled funds typically pay management fees based on capital commitments, net invested capital and, in certain cases, NAV, depending on the fee terms. Management fees are only marginally affected by market appreciation or depreciation because substantially all of the StepStone Funds pay management fees based on capital commitments or net invested capital. As a result, management fees and FEAUM are not materially affected by changes in market value. • Undeployed Fee-Earning Capital represents the amount of capital commitments to StepStone Funds that has not yet been invested or considered active, and as this capital is invested or activated, will generate management fee revenue. STEPSTONE GROUP 31

Definitions (continued) • Adjusted net income, or “ANI”, is a non-GAAP performance measure that we present on a pre-tax and after-tax basis used to evaluate profitability. ANI represents the after-tax net realized income attributable to us. The components of revenues used in the determination of ANI (“Adjusted Revenues”) comprise net management and advisory fees, incentive fees (including the deferred portion) and realized carried interest allocations. In addition, ANI excludes: (a) unrealized carried interest allocation revenues and related compensation, (b) unrealized investment income, (c) equity-based compensation for awards granted prior to and in connection with our IPO, (d) amortization of intangibles and (e) certain other items that we believe are not indicative of our core operating performance, including charges associated with acquisitions and corporate transactions, contract terminations and employee severance. ANI is income before taxes fully taxed at our blended statutory effective tax rate. We believe ANI and adjusted revenues are useful to investors because they enable investors to evaluate the performance of our business across reporting periods. • ANI Per Share measures our per-share earnings assuming all Class B units in the Partnership were exchanged for Class A common stock in SSG. ANI per share is calculated as ANI divided by adjusted shares outstanding. We believe ANI per share is useful to investors because it enables them to better evaluate per-share operating performance across reporting periods. • Fee-Related Earnings, or “FRE”, is a non-GAAP performance measure used to monitor our baseline earnings from recurring management and advisory fees. FRE is a component of ANI and comprises net management and advisory fees, less operating expenses other than performance fee-related compensation, equity-based compensation for awards granted prior to and in connection with our IPO, amortization of intangibles and other non-core operating items. FRE is presented before income taxes. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business and our ability to cover direct base compensation and operating expenses from total fee revenues. • Gross Realized Performance Fees represents realized carried interest allocations and incentive fees, including the deferred portion. • Net Realized Performance Fees represents gross realized performance fees, less realized performance fee-related compensation. • Invested Capital refers to the total amount of all investments made by a fund, including commitment-reducing and non-commitment-reducing capital calls. • “IRR”, refers to the annualized internal rate of return for all investments within the relevant investment strategy on an inception-to-date basis as of June 30, 2020 (except as noted otherwise on pages 26 and 27), based on contributions, distributions and unrealized value. • “Net IRR” refers to IRR, net of fees and expenses charged by both the underlying fund managers and StepStone. • Net Asset Value, or “NAV”, refers to the estimated fair value of unrealized investments plus any net assets or liabilities associated with the investment as of June 30, 2020. • “Net TVM” refers to the total value to paid-in capital or invested capital expressed as a multiple. Net TVM is calculated as distributions plus unrealized valuations divided by invested capital (including all capitalized costs). STEPSTONE GROUP 32

Disclosure Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in our prospectus dated September 15, 2020, filed with the U.S. Securities and Exchange Commission (“SEC”) on September 16, 2020, and in our quarterly report on Form 10-Q to be filed with the SEC, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward- looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted Revenues, Adjusted Net Income (on both a pre-tax and after-tax basis), Adjusted Net Income per share and Fee-Related Earnings) are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included on pages 28-30 of this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries. STEPSTONE GROUP 33